Exhibit 5.2

manatt

manatt | phelps | phillips

March 7, 2012

Central Pacific Financial Corp.

220 South King Street

Honolulu, Hawaii 96813

Ladies and Gentlemen:

We have acted as counsel to Central Pacific Financial Corp., a Hawaii corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3, as amended, File No. 333-179807 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement has been filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (a) 21,696,307 shares of common stock, no par value per share, and related preferred share purchase rights, of the Company, presently held and may be sold by certain selling shareholders listed in the Registration Statement (the “Selling Shareholders”) pursuant to the Registration Statement; (b) warrants to purchase 79,288 shares of Common Stock (the “TARP Warrant”), presently held  and may be sold by the United States Department of the Treasury (“Treasury”), one of the Selling Shareholders; and (c) 79,288 shares of Common Stock to be issued and sold upon exercise of the TARP Warrant.

We have examined originals or copies, certified or otherwise, identified to our satisfaction, of the TARP Warrant, records of relevant corporate proceedings with respect to the TARP Warrant and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents and completeness of all documents submitted to us as certified or electronic copies.  We have also reviewed the Registration Statement with respect to the TARP Warrant. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, the TARP Warrant constitutes a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, concepts of reasonableness and to general equity principles.

One Embarcadero Center, 30th Floor, San Francisco, California  94111   Telephone:  415.291.7400  Fax:  415.291.7474

Albany  |  Los Angeles  |  New York  |  Orange County  |  Palo Alto  |  Sacramento  |  San Francisco  |  Washington, D.C.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. With respect to matters of Hawaii law, you have been delivered, and we understand that you have relied upon, the opinion of Glenn C. Ching, general counsel of the Company dated the date hereof.  With your permission, we have relied upon the opinion of Glenn C. Ching, which we assume is accurate in all respects.

This opinion speaks as of the date first written above and as of the effective date of the Registration Statement, and we assume no obligation to provide you with any subsequent advice based on a change in law or otherwise.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Please be advised that we consent to reliance by Glenn C. Ching, as Hawaii counsel to the Company, on the opinion set forth herein, subject to the qualifications, limitations and assumptions set forth herein.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP